Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ener-Core, Inc. (the “Company”) of our report dated April 14, 2016, relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an emphasis paragraph relating to the Company’s ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Ener-Core, Inc. for the year ended December 31, 2015.

Los Angeles, California

February 15, 2017